 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2025 (November 3, 2025)
The Pennant Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38900	83-3349931

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 E Riverside Drive, Suite 150,
Eagle, ID 83616

(Address of principal executive offices and Zip Code)
Registrant's telephone number, including area code: (208) 506-6100
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PNTG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 3, 2025, The Pennant Group, Inc. (the “Company”), entered into that certain First Amendment to Amended and Restated Credit Agreement (the “First Amendment”) with Truist Bank, as administrative agent, and certain banks as additional lenders, which amends the Company’s existing Amended and Restated Credit Agreement, dated as of July 31, 2024 (as amended by the First Amendment, the “Credit Facility”).

Pursuant to the First Amendment, the Company obtained an incremental term loan A facility in an aggregate principal amount of $100,000,000 (the “Incremental Term Loans”). The Incremental Term Loans constitute term loans under, and are subject to the terms and provisions of, the Credit Facility, including bearing interest at the same interest rate, and having the same maturity date, as the Company’s revolving facility under the Credit Facility. The Company used the proceeds of the Incremental Term Loans to refinance a portion of the outstanding revolving loans under the Credit Facility and to pay fees and expenses incurred in connection with the First Amendment.

The Credit Facility contains customary representations, warranties and affirmative covenants. The Credit Facility also contains (A) financial covenants based on (i) the Company’s Leverage Ratio (as such term is defined in the Credit Facility) and (ii) the Company’s Interest/Rent Coverage Ratio (as such term is defined in the Credit Facility) and (B) customary negative covenants, which include (subject to certain negotiated exceptions) limitations on (i) indebtedness, (ii) liens, (iii) significant corporate changes, (iv) dispositions and (v) restricted payments. The Credit Facility also contains customary events of default, such as payment defaults, bankruptcy and insolvency, the occurrence of a defined change in control, certain violations of health care laws, and certain other covenants related to the operation of the Company’s business. If an event of default is not cured, payment under the Credit Facility may be accelerated.

The foregoing description of the First Amendment and the Credit Facility is qualified in its entirety by reference to the First Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direction Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure of the First Amendment contained in Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Credit Agreement, dated as of November 3, 2025, by and among The Pennant Group, Inc., the subsidiary guarantors party thereto, Truist Bank, as administrative agent, and the lenders party thereto
10.2	Conformed Amended and Restated Credit Agreement through that certain First Amendment, dated as of November 3, 2025 redline to Initial Credit Agreement, dated as of July 31, 2024
99.1	Press Release of the Company dated November 5, 2025.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2025	THE PENNANT GROUP, INC.
	By:	/s/ BRENT J. GUERISOLI
Brent J. Guerisoli
Chief Executive Officer